EXHIBIT A

     AGREEMENT  AND  PLAN  OF  MERGER


Parties:                    KeyCom,  Inc.
                            A  Delaware  Corporation
                            5707  Corsa  Avenue,  Suite  103
                            Westlake  Village,  California  91362

                            Emergent  Financial  Group,  Inc.
                            a  Delaware  corporation  ("Emergent")
                            232-10711Cambie  Road
                            Richmond,  BC  V6X3G5

                            KeyCom  Holding  Corporation
                            a  Delaware  corporation  ("Newco")
                            232-10711Cambie  Road
                            Richmond,  BC  V6X3G5

Date:                       July  19,  2001

Background: Newco is a wholly owned subsidiary of Emergent. KeyCom, Emergent and Newco have entered into an Agreement and Plan of Reorganization, dated this date (the "Reorganization Agreement"), that contemplates the merger of Newco with and into KeyCom (the "Merger") in accordance with the provisions of the Reorganization Agreement and the provisions of this Agreement and Plan of Merger (this "Plan").

     Now, therefore, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein and in the Reorganization Agreement, the parties hereto, intending to be legally bound, agree as follows:

     1. Merger. KeyCom shall be merged with and into Newco in accordance with the provisions of this Plan and in compliance with the Delaware General Corporation Law (DGCL and, collectively the "Corporation Laws"), and the Merger shall have the effect provided for in the Corporation Laws. Newco (sometimes referred to as the "Surviving Corporation") shall be the surviving corporation of the Merger and shall exist and be governed by the laws of the State of Delaware. The corporate existence and identity of Newco, with its purposes and powers, shall continue unaffected and unimpaired by the Merger, and Newco shall become a wholly-owned subsidiary of Emergent after the Effective Date. On the Effective Date, Newco shall succeed to and be fully vested with the corporate existence and identity of KeyCom, and the separate corporate existence and identity of KeyCom shall cease.

     2. Name. The name of the Surviving Corporation shall be KeyComKeyCom Holding Corporation.

     3. Charter. Immediately after the Merger, the Certificate of Incorporation of the Surviving Corporation shall be that of KeyCom immediately before the Merger.

     4. Bylaws. Immediately after the Merger, the Bylaws of the Surviving Corporation shall be those of KeyCom immediately before the Merger.


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     5.     Directors.  Immediately  after  the  Merger,  the  directors  of the
Surviving corporation shall be the directors of KeyCom, who shall serve in accordance with the Bylaws of the Surviving Corporation:

     6. Officers. Immediately after the Merger, the officers of the Surviving Corporation shall be the officers of KeyCom, who shall serve in accordance with the Bylaws of the Surviving Corporation:

     7. Conversion of Newco Stock. On the Effective Date, each share of the total of 20,000 shares of common stock of Newco, par value $.001 per share, issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into and become one share of common stock, par value $.001 per share, of the Surviving Corporation. It is the intention of the parties that, immediately after the Merger, Emergent shall own all of the issued and outstanding capital stock of the Surviving Corporation.

     8. Delivery of Preferred Stock. Subject to the possible adjustment described in Section 9 of this Plan, on the Effective Date, the shares of common stock of KeyCom, par value $.001 (the "KeyCom Stock") (except for Dissenting Shares, as defined in Section 14 of this Plan) issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into $25 million of Senior Series E Preferred Stock, par value $.001, possessing all of the rights and privileges declared by the Board of Directors of Emergent and stated in the Certificate of Designations of Rights, Preferences, Privileges and Restrictions of Preferred Stock of Emergent. Each former holder of KeyCom stock shall receive Preferred Stock based in the same percentage of the total issue of the Preferred Stock as such KeyCom stockholder's percentage of authorized and issued common stock held as of the Effective Date.

     9. No Fractional Shares. No fractional shares of Preferred Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, the number of shares of Preferred Stock to be issued to each shareholder of KeyCom in accordance with this Plan shall be rounded off to the nearest whole number of shares of Preferred Stock.

     10. KeyCom Stock held by KeyCom. On the Effective Date, any shares of KeyCom Stock that are held by KeyCom (as treasury shares) immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled.

11.  Dissenting  Shares:

      (a) Notwithstanding any other provisions of this Plan to the contrary, shares of KeyCom stock which are outstanding immediately prior to the Effective Date and which are held by stockholders of KeyCom who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing an appraisal for such shares (collectively, the "Dissenting Shares") in accordance with the Plan of Merger (each a "Dissenting Shareholder" and collectively, the "Dissenting Shareholders") shall not receive Senior Preferred Stock or represent the right to receive such Preferred Stock, such Dissenting Shareholders being entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of the Designation


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of  Rights  attendant  such  shares,  except  that all Dissenting Shares held by
Shareholders who shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal of such shares of KeyCom stock in accordance with the provisions of the Plan of Merger shall thereupon be deemed to have the right to receive Preferred Shares in accordance with Section 8 hereof, without interest thereon.

     (b) KeyCom shall give Emergent and Newco (i) prompt notice of any written demands for payment or appraisal of an Dissenting Shares pursuant to the Pland of Merger and received by KeyCom relating to shareholders' rights to dissent and
(ii) the opportunity to participate, at its expense, in all negotiations and proceedings with respect for demand for payment or appraisal under the Plan of Merger. KeyCom shall not, without the prior consent of Emergent voluntarily make any payment with respect to any demands for payment or appraisals of the capital stock of KeyCom or offer to settle or settle any demands.

     12. Effective Date. As used in this Plan, the "Effective Date" shall mean the date upon which this Plan and a proper Certificate of Merger for the Merger have been duly signed and filed with the proper officials of the States of Delaware.

     13. Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g)( and 1.368-3(a) of the United States Treasury Regulations.

     14. Entire Understanding. This Plan, together Registration Rights Agreement, The Security Agreement, and this Reorganization , states the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Plan, and no waiver of any provision of this Plan, shall be effective unless in writing and signed by the party against whom enforcement is sought. KeyCom may agree to any amendment or supplement to this Plan, or a waiver of any provision of this Plan, either before or after the approval of KeyCom's stockholders is obtained (as contemplated by the Reorganization Agreement) and without seeking further stockholder approval, so long as such amendment, supplement or waiver does not result in a decrease in any of the issuance of Preferred Stock according to Schedule "A" and a set forth in Section 8 of this Plan, or have a material adverse effect on KeyCom's stockholders. The obligations of the parties under this Plan shall be subject to all of the terms and conditions of the Reorganization Agreement. If the Reorganization Agreement is terminated in accordance with its terms, then this Plan shall simultaneously terminate, and the Merger shall be abandoned without further action by the parties hereto.

     19. Parties in Interest. This Plan shall bind, benefit and be enforceable by and against the parties hereto and their respective successors and assigns. No party hereto shall in any manner assign any of its rights or obligations under this Plan without the express prior written consent of the other parties. Nothing in this Plan or the Reorganization Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any persons other than the parties hereto and their respective stockholders and directors.

     20. Severability. If any provision of this Plan is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.


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     21.     Counterparts.  This  Plan  may  be  executed  in  any  number  of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Plan to produce or account for more than one counterpart hereof.

     22. Section Headings. Section and subsection headings in this Plan are for convenience of reference only, do not constitute a part of this Plan, and shall not affect its interpretation.

     23. References. All words used in this Plan shall be construed to be of such number and gender as the context requires or permits.

     In Testimony Whereof, each undersigned corporation has caused this Agreement and Plan of Merger to be signed by a duly authorized officer as of the date first stated above.

KeyCom,  Inc.                                   KeyCom  Holding  Corp.


By:  __________________________         By  ____________________________
     Name:  Arland  D.  Dunn                Name:  Jason  Galanis
     Title: President                       Title: President  and  CEO


Emergent  Financial  Group,  Inc.


By:  __________________________
     Name:  Jason  Galanis
     Title: President  and  CEO


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